As filed with the Securities and Exchange Commission on December 22, 2000
                                                           Registration No. 333-
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        ------------------------------

                          DAVEL COMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)

                     Delaware                                                    59-3538257
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)

                              10120 Windhorst Road
                              Tampa, Florida 33619
                                (813) 628-8000
                   (Address of principal Executive Offices)

                           Davel Communications, Inc.
                      2000 Long-Term Equity Incentive Plan
                            (Full title of the Plan)

                             --------------------

                            Bruce W. Renard, Esq.
                           Davel Communications, Inc.
                              10120 Windhorst Road
                              Tampa, Florida 33619
                                 (813) 628-8000
                   (Name and address of agent for service)

                                    Copy to:
                             R. Scott Falk, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601
                                 (312) 861-2000

                         CALCULATION OF REGISTRATION FEE
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
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                                                    Proposed Maximum      Proposed
   Title of Securities               Amount to be     Offering Price      Maximum             Amount of
    to be registered                  Registered      Per Security        Aggregate       Registration Fee
                                                                        Offering Price
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
Common Stock, $.01 par value.....  1,000,000           $0.04(1)        $40,000(1)             $10.56
----------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) and (h), solely for the purposes of calculating the amount of the registration fee, based upon the average of the bid and asked prices reported for the Common Stock on the Nasdaq OTC Bulletin Board on December 20, 2000.

                                     PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

      The documents containing the information specified in Part I, Items 1 and 2, will be delivered in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended ("Securities Act"). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission ("Commission"), either as part of this Form S-8 Registration Statement (this "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan (the "Plan") are available without charge by contacting:


                           Davel Communications, Inc.
                              10120 Windhorst Road
                              Tampa, Florida 33619
                         Attention: Corporate Secretary
                                 (813) 628-8000


                                     PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

        The following documents, which have been filed by the Plan's sponsor, Davel Communications, Inc. (the "Company" or the "Registrant") with the Commission, are incorporated in this Registration Statement by reference:

            (a) The Company's Annual Report on Form 10-K, for the fiscal year ended December 31, 1999, filed with the Commission on March 27, 2000, as amended by Amendment No. 1 on Form 10-K/A filed with the Commission on March 29, 2000, as further amended by Amendment No. 2 on Form 10-K/A filed with the Commission on April 5, 2000.

            (b) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission on December 23, 1998, which incorporated by reference the section titled "Description of New Davel Capital Stock" contained in the Prospectus as part of the Company's Registration Statement on Form S-4, filed with the Commission on November 20, 1998 (Registration No. 333-67617).

            (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000, filed with the Commission on May 15, 2000.

            (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000, filed with the Commission on August 14, 2000.


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

            (e) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000, filed with the Commission on November 14, 2000.

            (f) The Company's Current Report on Form 8-K dated March 1, 2000.

            (g) All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Bylaws of the Company provide that the Company shall indemnify and hold harmless, to the full extent authorized or permitted by the Delaware General Corporation Law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

      Section 145(c) of the Delaware General Corporation law provides for "mandatory indemnification" to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with such proceeding. Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in such section.

      The Company's Bylaws provide that with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify a person in connection with a proceeding initiated by such person generally only if such proceeding was authorized by the Company's Board of Directors.

      Pursuant to the Delaware General Corporation Law, the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify such person against such liability under the Bylaws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not applicable.


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

ITEM 8.  EXHIBITS.  An exhibit index is located at page 8.


Number     Description
------     -----------
4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form S-4 dated November 20, 1998 (Registration No. 333-67617)).

4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated November 20, 1998 (Registration No. 333-67617)).

5.1        Opinion of Bruce W. Renard, Esq.

23.1       Consent of Bruce W. Renard, Esq. (included in Exhibit 5.1).

23.2       Consent of Arthur Andersen LLP.

24.1       Power of Attorney (included on signature page).

99.1       Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan.

99.2       Davel Communications, Inc. 1999 Audited Financial Statements.

ITEM 9.  UNDERTAKINGS.

      (a) Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or the aggregate, represents a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

              Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering.

      (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's

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

          annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tampa, State of Florida, on this 22nd day of December, 2000.

                         DAVEL COMMUNICATIONS, INC.


                         By:       /s/ Bruce W. Renard
                               ------------------------------------------
                         Name:  Bruce W. Renard
                         Title: Senior Vice President of Regulatory and External
                                Affairs, General Counsel and Corporate Secretary


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints each of Raymond A. Gross, Marc S. Bendeskyor, Bruce W. Renard, or any other person occupying the office of Chief Executive Officer, Chief Financial Officer or Senior Vice President of Regulatory and External Affairs, General Counsel and Corporate Secretary with Davel Communications, Inc. ("Davel") at the time any action hereby authorized shall be taken, to act as my attorney-in-fact and agent for all purposes specified in this Power of Attorney. I hereby authorize each person identified by name or office in the preceding sentence (each of whom is herein called my "authorized representative") acting alone to sign and file on my behalf in all capacities I may at any time have with Davel (including but not limited to the position of director or any officership position) the registration statement prepared under the Securities Act of 1933 identified in this Power of Attorney and any pre-effective or post-effective amendment to such registration statement. I hereby authorize each authorized representative in my name and on my behalf to execute every document and take every other action which such authorized representative deems necessary or desirable in connection with the registration statement identified in this Power of Attorney and any sale of securities or other transaction accomplished by means of such registration statement. This Power of Attorney applies to the registration statement on Form S-8 which registers common stock to be issued pursuant to the Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan.

      This Power of Attorney shall remain in effect with respect to each person whose signature appears below until and unless such person shall give written notice to Davel's President and Chief Executive Officer or Davel's General Counsel or Davel's Chief Financial Officer of such person's election to revoke this instrument. No such revocation shall be effective to revoke the authority for any action taken pursuant to this Power of Attorney prior to such delivery of such revocation.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in their respective capacities as of this 22nd day of December, 2000.


Signature                                   Title
---------                                   -----

    /s/ Raymond A. Gross
----------------------------------      Chief Executive Officer and a Director
Raymond A. Gross


    /s/ David R. Hill                   Director
----------------------------------
David R. Hill


    /s/ Robert D. Hill                  Director
----------------------------------
Robert D. Hill


    /s/ Donald J. Liebentritt           Director
----------------------------------
Donald J. Liebentritt

Signature                                   Title
---------                                   -----

    /s/ William C. Pate                 Director
----------------------------------
William C. Pate


    /s/ Theodore C. Rammelkamp, Jr.     Director
----------------------------------
Theodore C. Rammelkamp, Jr.

                                  EXHIBIT INDEX



Number     Description
------     -----------

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant's Form S-4 dated November 20, 1998 (Registration No. 333-67617)).

4.2 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 dated November 20, 1998 (Registration No. 333-67617)).

5.1        Opinion of Bruce W. Renard, Esq.

23.1       Consent of Bruce W. Renard, Esq. (included in Exhibit 5.1).

23.2       Consent of Arthur Andersen LLP.

24.1       Power of Attorney (included on signature page).

99.1       Davel Communications, Inc. 2000 Long-Term Equity Incentive Plan.

99.2       Davel Communications, Inc. 1999 Audited Financial Statements.



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